Exhibit 5
November 24, 2008
Coca-Cola Bottling Co. Consolidated
4100 Coca-Cola Plaza
Charlotte, North Carolina 28211
     Re.      Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as counsel to Coca-Cola Bottling Co. Consolidated, a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to, among other things, the issuance and sale from time to time pursuant to Rule 415 promulgated under the Securities Act of 1933, as amended (the “Act”), of the following securities:
     (a) debt securities (the “Debt Securities”) of the Company, in one or more series, which may be issued pursuant to the Supplemental Indenture, dated as of March 3, 1995, as supplemented from time to time (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee to NationsBank of Georgia, National Association and Citibank, N.A.;
     (b) shares of preferred stock, par value $0.01 per share, of the Company, shares of convertible preferred stock, par value $100.00 per share, of the Company, and shares of non-convertible preferred stock, par value $100.00 per share, of the Company (collectively, the “Preferred Stock”);
     (c) shares of common stock, par value $1.00 per share, of the Company (the “Common Stock”); and
     (d) shares of Class C common stock, par value $1.00 per share, of the Company (the “Class C Common Stock”).
     The Debt Securities, Preferred Stock, Common Stock and Class C Common Stock are collectively referred to herein as the “Securities.” The maximum public offering price of the Securities being registered is $300,000,000.
     In rendering the opinions set forth herein, we have examined (i) the Registration Statement, including the exhibits filed therewith; (ii) the Indenture; (iii) the Instrument of Appointment and Acceptance of Successor Trustee, dated as of September 15, 1995, among the Company, NationsBank of Georgia, National Association and Citibank, N.A.; (iv) the

Coca-Cola Bottling Co. Consolidated
November 24, 2008

Agreement of Resignation, Appointment and Acceptance, dated as of January 15, 2007, among the Company, Citibank, N.A. and The Bank of New York Mellon Trust Company, N.A.; (v) the Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”); (vi) the Amended and Restated Bylaws of the Company; and (vii) resolutions adopted by the Board of Directors of the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, and have considered such matters of law and fact, in each case as we have deemed appropriate to render the opinions contained herein. With respect to certain facts, we have considered it appropriate to rely upon certificates or other comparable documents of public officials and officers or other appropriate representatives of the Company without investigation or analysis of any underlying data contained therein.
     For the purposes of this opinion letter, we have assumed that (i) each document submitted to us is accurate and complete; (ii) each such document that is an original is authentic; (iii) each such document that is a copy conforms to an authentic original; and (iv) all signatures (other than signatures on behalf of the Company) on each such document are genuine. We have further assumed the legal capacity of natural persons, and we have assumed that each party to the documents we have examined or relied on (other than the Company) has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party. We have not verified any of the foregoing assumptions.
     The opinions expressed in this opinion letter are limited to (i) the federal laws of the United States; (ii) solely in connection with the opinions given in numbered paragraph 1 below, the laws of the State of New York; and (iii) the General Corporation Law of the State of Delaware (the “DGCL”), including all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the DGCL. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of (a) any other laws; (b) the laws of any other jurisdiction; or (c) the laws of any county, municipality or other political subdivision or local governmental agency or authority.
     Based on the foregoing, and subject to the foregoing, and assuming (i) the Registration Statement and any required post-effective amendment thereto will be effective and will comply with all applicable laws at the time the relevant Securities are offered or issued as contemplated by the Registration Statement; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) at the time of issuance and sale of the Securities, the Board of Directors, or any duly authorized committee thereof, will have duly authorized the number or amount, as the case may be, of Securities to be offered and such authorization shall not have been rescinded or otherwise modified; (v) the Company shall remain at all times a

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corporation incorporated under the laws of the State of Delaware; and (vi) the additional qualifications and other matters set forth below, it is our opinion that:
     1. Assuming the terms of such Debt Securities have been duly established in accordance with the Indenture, and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, when (i) the terms and the execution and delivery of the Debt Securities, and the issuance and sale of the Debt Securities, have been duly authorized and approved by all necessary action of the Board of Directors, or a duly authorized committee thereof; (ii) the Indenture and each supplemental indenture, if any, has been duly authorized, executed and delivered by the Company and the trustee thereunder; (iii) the trustee or successor trustee under the Indenture is eligible under the Trust Indenture Act of 1939, as amended, to act in such capacity under the Indenture and each applicable supplemental indenture thereto and has been duly appointed and, in the case of a successor trustee, a Statement of Eligibility of Trustee on Form T-1 has been filed in compliance with the Act and the rules and regulations promulgated thereunder; and (iv) the Debt Securities have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the Indenture and each applicable supplemental indenture and any other agreement or instrument binding upon the Company, upon payment of the consideration fixed therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors, or a duly authorized committee thereof, the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity.
     2. When the (i) terms of an issuance and sale of Common Stock have been duly authorized and approved by all necessary action of the Board of Directors, or a duly authorized committee thereof, so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (ii) certificates for the shares of the Common Stock have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with any agreement or instrument binding upon the Company, upon payment of the consideration fixed therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors, or a duly authorized committee thereof, the Common Stock will be validly issued, fully paid and nonassessable.

Coca-Cola Bottling Co. Consolidated
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     3. When the (i) terms of an issuance and sale of Class C Common Stock have been duly authorized and approved by all necessary action of the Board of Directors, or a duly authorized committee thereof, so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (ii) certificates for the shares of the Class C Common Stock have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with any agreement or instrument binding upon the Company, upon payment of the consideration fixed therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors, or a duly authorized committee thereof, the Class C Common Stock will be validly issued, fully paid and nonassessable.
     4. Assuming the terms of such Preferred Stock have been duly established so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, when (i) the terms of the Preferred Stock have been duly established in conformity with the Certificate of Incorporation, as it may be amended from time to time hereafter, and the terms of the Preferred Stock and of the issuance and sale thereof have been duly authorized and approved by all necessary action of the Board of Directors, or a duly authorized committee thereof; (ii) either a Certificate of Amendment of the Certificate of Incorporation or a Certificate of Designation, in either case fixing and determining the terms of the Preferred Stock, has been duly filed with the Secretary of State of the State of Delaware and upon payment in full of any filing fees attendant thereto; and (iii) certificates representing the shares of the Preferred Stock have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with any agreement or instrument binding upon the Company, upon payment of the consideration fixed therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors, or a duly authorized committee thereof, the Preferred Stock will be validly issued, fully paid and nonassessable.
     5. If any Securities are issuable (the “Issuable Securities”) upon settlement, exercise, conversion or exchange of any other Securities (the “Initial Securities”) pursuant to the terms thereof, when (i) the terms of the issuance of the Issuable Securities have been duly authorized and approved as provided in numbered paragraphs 1 through 4 above, as the case may be, and (ii) the Issuable Securities have been issued upon settlement, exercise, conversion or exchange, as the case may be, of Initial Securities as contemplated by the Registration Statement and any prospectus supplement relating thereto, in accordance with the terms of the applicable Initial Securities, the Issuable Securities and any agreement or instrument binding upon the Company, and so as not to violate any applicable law, rule or regulation or result in a default under or a violation of any agreement or instrument binding upon the Company, and so as to comply with

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any applicable requirement or restriction imposed by any court or governmental authority having jurisdiction over the Company, upon such issuance, the Issuable Securities so issued will be validly issued, fully paid and nonassessable.
     We assume no obligation to update or supplement any of our opinions to reflect any changes of law or fact that may occur.
     We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus forming a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.
Very truly yours,
/s/ K&L Gates LLP
K&L Gates LLP